Exhibit 10.22

December 7, 2004

Dan R. Carmichael
President and Chief Executive Officer
The Ohio Casualty Insurance Company
Ohio Casualty of New Jersey, Inc.
9450 Seward Road
Fairfield, OH 45014

     Re:      Letter Agreement

Dear Mr. Carmichael:

     Reference is hereby made to the letter agreement (the “Letter Agreement”), dated as of July 7, 2004, by and among National Atlantic Holdings Corporation (“NAHC”), Proformance Insurance Company (“Proformance”), The Ohio Casualty Insurance Company (“OCIC”) and Ohio Casualty of New Jersey, Inc. (“OCNJ”). Defined terms used herein shall have the meanings ascribed thereto in the Letter Agreement.

     NAHC, Proformance, OCIC and OCNJ hereby agree that the termination date set forth in paragraph 10 of the Letter Agreement shall be extended until March 31, 2005.

     In addition, the parties hereto agree that OCIC is today executing and delivering to NAHC the extension of the Lock-Up Letter attached hereto as Exhibit A.

     Except as set forth herein, the Letter Agreement remains unamended and in full force and effect.

     Please indicate that you acknowledge and agree to the foregoing by signing in the space provided below and returning a signed copy of this letter to the undersigned.

Very truly yours,

NATIONAL ATLANTIC HOLDINGS CORPORATION
PROFORMANCE INSURANCE COMPANY

By:	/s/ James V. Gorman

	Name:	James V. Gorman
	Title:	Chairman and Chief Executive Officer

Acknowledged and Agreed to by:

THE OHIO CASUALTY INSURANCE COMPANY
OHIO CASUALTY OF NEW JERSEY, INC.

By:	/s/ Dan R. Carmichael

	Name:	Dan R. Carmichael
	Title:	President and Chief Executive Officer

Exhibit A

December 7, 2004

Citigroup Global Markets Inc.
Cochran, Caronia Securities LLC
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.
Sandler O’Neill & Partners, L.P.
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Re:	National Atlantic Holdings Corporation (the “Company”) Public Offering of Common Stock

Ladies and Gentlemen:

     Reference is made to the Letter Agreement between the undersigned and the representatives of the underwriters for the initial public offering of shares of common stock of the Company, pursuant to which the undersigned agreed to certain restrictions on the sale or other disposition of shares of common stock of the Company owned by the undersigned for a specified period following the public offering. Currently, the Letter Agreement terminates in the event that the Company has not consummated the public offering on or prior to November 15, 2004.

In order to induce you and the other underwriters to enter into the Underwriting Agreement, the undersigned hereby consents to an extension of the termination date in the Letter Agreement to March 31, 2005. All other terms of the Letter Agreement shall remain in effect.

Yours very truly,

Signature:	/s/ Michael A. Winner

Print Name:	Michael A. Winner, EVP & CFO OCIC

Ohio Casualty Insurance Company
No. of Shares 20185